UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): FEBRUARY 2, 2009

ISOLAGEN, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
As previously reported on January 15, 2009 on SEC Form 8-K, as of January 15, 2009 the Company had a debt liability of $90,000,000 related to its 3.5% Convertible Subordinated Notes (the “3.5% Subordinated Notes”), which could be called due, at the option of the note holders, as early as November 2009.
At the option of the note holders, the 3.5% Subordinated Notes may be converted into Isolagen common stock at a rate of 109.2001 shares of Isolagen common stock for each $1,000 principal amount of the Notes, which is equivalent to a conversion price of approximately $9.16 per common share.
On February 2, 2009, a note holder converted $344,000 of the 3.5% Subordinated Notes into 37,564 common shares of the Company.
Accordingly, as of February 2, 2009, the Company has a remaining debt liability of $89,656,000 related to its 3.5% Subordinated Notes, which could be called due, at the option of the note holders, as early as November 2009. Interest on the notes is due semiannually on May 1 and November 1. Please refer to the Company’s SEC Form 10-K for the year ended December 31, 2007 for further information with respect to the 3.5% Subordinated Notes. Please refer to the Company’s Current Report on Form 8-K filed January 15, 2009 for additional information concerning the Company’s current financial condition and operating plan.
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.
Date: February 3, 2009	By:	/s/ Todd J. Greenspan
Todd J. Greenspan,
Chief Financial Officer